EXHIBIT 10.31


                      POWER PURCHASE CONTRACT
                              BETWEEN
                SOUTHERN CALIFORNIA EDISON COMPANY
                                AND
                      MAGMA ELECTRIC COMPANY

                         TABLE OF CONTENTS

SECTION    TITLE                                           PAGE
- -------    -----                                           ----
      1    PROJECT SUMMARY                                    1
      2    DEFINITIONS                                        4
      3    TERM                                              10
      4    GENERATING FACILITY                               10
      5    OPERATING OPTIONS                                 19
      6    INTERCONNECTION FACILITIES                        20
      7    METERING                                          20
      8    POWER PURCHASE PROVISIONS                         22
      9    PAYMENT AND BILLING PROVISIONS                    41
     10    TAXES                                             44
     11    TERMINATION                                       44
     12    SALE OF GENERATING FACILITY                       44
     13    ABANDONMENT OF PROJECT                            46
     14    LIABILITY                                         46
     15    INSURANCE                                         48
     16    UNCONTROLLABLE FORCES                             50
     17    NONDEDICATION OF FACILITIES                       52
     18    PRIORITY OF DOCUMENTS                             52
     19    NOTICES AND CORRESPONDENCE                        53
     20    PREVIOUS COMMUNICATIONS                           53
     21    THIRD PARTY BENEFICIARIES                         53
     22    NONWAIVER                                         54
     23    DISPUTES                                          54
     24    SUCCESSORS AND ASSIGNS                            55

     25    EFFECT OF SECTION HEADINGS                       56
     26    TRANSMISSION                                     56
     27    AMENDMENT                                        57
     28    GOVERNING LAW                                    57
     29    CONFIDENTIALITY                                  57
     30    MULTIPLE ORIGINALS                               59
           SIGNATURES                                       59
           APPENDIX A                                      A-l
           APPENDIX B                                      B-1
           APPENDIX C                                      C-1

1.    PROJECT SUMMARY
      This Contract is entered into between Southern California Edison Company ("Edison") and Magma Electric Company, a Nevada Corporation ("Seller"). Seller is willing to construct, own, and operate a Qualifying Facility and sell electric power to Edison and Edison is willing to purchase electric power delivered by Seller to Edison at the Point of Interconnection pursuant to the terms and conditions set forth as follows:

      1.1 All Notices shall be sent to Seller at the following address: Magma Electric Company
                     P.O. Box 17760
                     Los Angeles, CA 90017
                     Attn: President
      1.2  Seller's Generating Facility:
           a.   Nameplate Rating: 10,000 kW
           b.   Location: Niland, Imperial County, California
           c.   Type (Check One):
                _____  Cogeneration Facility
                  X    Small Power Production Facility
      1.3  Contract Capacity: 8,000 kW
           1.3.1     Estimated as-available capacity: 2,000 kW
      1.4  Expected annual production: 56,064,000 kWh
      1.5  Expected Date of Firm-Operation: July 1, 1986
      1.6  Contract Term: 30 years

           1.7  Operating Options pursuant to Section 5: (Check One)
                  X  Operating Option I.  Excess Generator output
                     dedicated to Edison.  No electric service or
                     standby service required from Edison.
                ____ Operating Option II. Entire Generator output dedicated to
                     Edison with separate electric service required from
                     Edison.
      1.8  The Capacity Payment Option selected by Seller pursuant to Section
           8.1 shall be: (Check One)
                  _____  Option A - As-available capacity  based upon:
                  _____  Standard Offer No. 1 Capacity Payment
                         Schedule, or
                  _____  Forecast of Annual As-Available Capacity
                         Payment Schedule
             X    Option B - Firm Capacity
                    X    Standard Offer No. 2 Capacity Payment
                         Schedule in effect at time of Contract
                         execution
                  _____  Standard Offer No. 2 Capacity Payment
                         Schedule in effect at time of Firm
                         Operation
                         a.    The Contract Capacity Price: $158
                               kW-yr. (Firm Capacity)

           1.9 The Energy Payment Option selected by Seller pursuant to Section 8.2 shall be: (Check One)
             X Option 1 - Forecast of Annual Marginal Cost of Energy in effect at date of execution of this Contract. (Appendix B)
           ____ Option 2 - Levelized Forecast of Marginal Cost of Energy in effect at date of execution of this Contract. (Appendix C) For the energy payment refund pursuant to Section 8.5 under Option 2, Edison's Incremental Cost of Capital is 15%.
           Seller may change once between Options 1 and 2, provided Seller delivers written notice of such change at least 90 days prior to the date of Firm Operation. For Option 1 or 2, Seller elects to receive the following percentages in 20% increments, the total of which shall equal 100%: 100 percent of Forecast of Annual Marginal Cost of Energy, and 0 percent of Edison's published avoided cost of energy as updated periodically and accepted by the Commission.

                   GENERAL TERMS AND CONDITIONS
2.    DEFINITIONS
      When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:
      2.1 Adjusted Capacity Price: The $/kW-yr. capacity purchase price based on the Capacity Payment Schedule in effect at the time of Contract execution for the time period beginning on the date of Firm Operation for the first generating unit and ending on the date of termination or reduction of Contract Capacity under Capacity Payment Option B.
      2.2  Appendix A: Capacity Payment Schedule - Forecast of
           Annual As-Available Capacity
      2.3  Appendix B: Energy Payment Schedule - Forecast of
           Annual Marginal Cost of Energy
      2.4  Appendix C: Energy Payment Schedule - Levelized
           Forecast of Marginal Cost of Energy
      2.5 Capacity Payment Schedule(s): Published capacity payment schedule(s) as authorized by the Commission and in effect at the time of execution of this Contract for as-available or firm capacity.
      2.6  Commission: The Public Utilities Commission of the
           State of California.
      2.7 Contract: This document and Appendices, as amended from time to time.

      2.8 Contract Capacity: The electric power producing capability of the Generating Facility which is committed to Edison.
      2.9 Contract Capacity Price: The capacity purchase price from the Capacity Payment Schedule approved by the Commission and in effect on the date of execution of this Contract for Capacity Payment Option B.
      2.10 Contract Term: Period in years commencing with date of Firm Operation during which Edison shall purchase electric power from Seller.
      2.11 Current Capacity Price: The $/kW-yr. capacity price provided in the Capacity Payment Schedule determined by the year of termination or reduction of Contract
           Capacity and the number of years from such termination or reduction to the expiration of the Contract Term for Capacity Payment Option B.
      2.12 Edison: The Southern California Edison Company.
      2.13 Edison Electric System Integrity: The state of operation of Edison's electric system in a manner which is deemed to minimize the risk of injury to persons and/or property and enables Edison to provide adequate and reliable electric service to its customers.
      2.14 Emergency: A condition or situation which in Edison's sole judgment affects Edison Electric System Integrity.
      2.15 Energy: Kilowatt hours generated by the Generating
           Facility which are purchased by Edison at the Point of Interconnection.

      2.16 Firm Operation: The date agreed on by the Parties on which each generating unit of the Generating Facility is determined to be a reliable source of generation and on which such unit can be reasonably expected to operate continuously at its effective rating (expressed in kW).
      2.17 First Period: The period of the Contract Term specified in
           Section 3.1.
      2.18 Forced Outage: Any outage other than a scheduled outage of the Generating Facility that fully or partially curtails its electrical output.
      2.19 Generating Facility: All of Seller's generators, together with all protective and other associated equipment and improvements, necessary to produce electrical power at Seller's Facility excluding associated land, land rights, and interests in land.
      2.20 Generator: The generator(s) and associated prime mover(s), which are a part of the Generating Facility.
      2.21 Interconnection Facilities: The electrical interconnection facilities furnished, at no cost to Edison, by Seller, or by the Interconnecting Utility on the Seller's behalf, which are appurtenant to, and/or incidental to, the Project. The Interconnection Facilities shall include, but are not limited to, transmission lines and/or distribution lines between the Project and transmission lines and/or distribution lines of the Interconnecting Utility, relays, power-circuit breakers, metering devices, telemetering devices, and other control and protective devices specified by the Interconnecting Utility as necessary for operation of the Project in parallel with the Interconnecting Utility's electric system.
      2.22 Interconnecting Utility: The electric utility, or any other utility which takes delivery of electric energy generated by the Generating Facility.
      2.23 Operate: To provide the engineering, purchasing, repair, supervision, training, inspection, testing, protection, operation, use, management, replacement, retirement, reconstruction, and maintenance of and for the Generating Facility in accordance with applicable California utility standards and good engineering practices.
      2.24 Operating Representatives: Individual(s) appointed by each Party for the purpose of securing effective cooperation and interchange of information between the Parties in connection with administration and technical matters related to this Contract.
      2.25 Parties: Edison and Seller.
      2.26 Party: Edison or Seller.
      2.27 Peak Months: Those months which the Edison annual system peak demand could occur. Currently, but subject to change with notice, the peak months for the Edison system are June, July, August, and September.

      2.28 Point of Interconnection: The point where the electrical energy generated by the Seller, at the Project, is delivered to the Edison electric system.
      2.29 Project: The Generating Facility and Interconnection Facilities required to permit the Generator to deliver electric energy and make capacity available to Interconnecting Utility.
      2.30 Qualifying Facility: Cogeneration or Small Power
           Production Facility which meets the criteria as defined in Title 18, Code of Federal Regulations, Section
           292.201 through 292.207.
      2.31 Renewable Resources: Wind parks, small hydroelectric, solar, and geothermal resources which produce electric power.
      2.32 Second Period: The period of the Contract Term specified in Section 3.2.
      2.33 Seller: The Party identified in Section 1.0.
      2.34 Seller's Facility: The premises and equipment of Seller located as specified in Section 1.2.
      2.35 Small Power Production Facility: The facilities and equipment which use biomass, waste, or Renewable Resources, including wind, solar, geothermal, and water, to produce electrical energy as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207.

      2.36 Summer Period: Defined in Edison's Tariff Schedule No.
           TOU-8 as now in effect or as may hereafter be authorized by the Commission.
      2.37 Tariff Schedule No. TOU-8: Edison's time-of-use energy tariff for electric service exceeding 500 kW, as now in effect or as may hereafter be authorized by the Commission.
      2.38 Uncontrollable Forces: Any occurrence beyond the control of a Party which causes that Party to be unable to perform its obligations hereunder and which a Party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, action or inaction of government or other proper authority, which may conflict with the terms of this Contract, or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California. The failure of the Interconnecting Utility to deliver electrical energy to the Point of Interconnection shall be an Uncontrollable Force only if such failure is beyond the control of the Interconnecting Utility.

      2.39 Winter Period: Defined in Edison's Tariff Schedule No.
           TOU-8 as now in effect or as may hereafter be authorized by the Commission.
3.    TERM
      This Contract shall be effective upon execution by the Parties and shall remain effective until either Party gives 90 days' prior written notice of termination to the other Party, except that such notice of termination shall not be effective to terminate this Contract prior to expiration of the Contract Term specified in Section 1.6.
      3.1 The First Period of the Contract Term shall commence upon date of Firm Operation but not later than 5 years from the date of execution of this Contract.
           a. If the Contract Term specified in Section 1.6 is 15 years, the First Period of the Contract Term shall be for 5 years.
           b. If the Contract Term specified in Section 1.6 is 20, 25, or 30 years, the First Period of the Contract Term shall be for 10 years.
      3.2 The Second Period of the Contract Term shall commence upon expiration of the First Period and shall continue for the remainder of the Contract Term.
4.   GENERATING FACILITY
      4.1  Ownership
           The Generating Facility shall be owned by Seller.

           4.2  Design
           4.2.1     Seller, at no cost to Edison, shall:
                     a.   Design the Generating Facility.
                     b.   Acquire all permits and other approvals
                          necessary for the construction,
                          operation, and maintenance of the
                          Generating Facility.
                     c.   Complete all environmental impact
                          studies necessary for the construction,
                          operation, and maintenance of the
                          Generating Facility.
           4.2.2 Edison shall have the right to review the design of the Generating Facility's electrical system and the Seller's Interconnection Facilities. Edison shall have the right to request modifications to the design of the Generating Facility's electrical system and the Seller's Interconnection Facilities. Such modifications shall be required if necessary to maintain Edison Electric System Integrity. If Seller does not agree to such modifications, resolution of the difference between the Parties shall be made pursuant to
                     Section 23.

           4.3  Construction
                     Edison shall have the right to review, consult with, and make recommendations regarding Seller's construction schedule and to monitor the construction and start-up of the Project. Seller shall notify Edison, as far in advance of Firm Operation as reasonably possible, of changes in Seller's Construction Schedule which may affect the date of Firm Operation.
     4.4   Operation
           4.4.1 Edison shall have the right to monitor operation of the Project and may require changes in Seller's method of operation if such changes are necessary, in Edison's sole judgment, to maintain Edison Electric System
                     Integrity.
           4.4.2 Seller shall notify, in writing, Edison's Operating Representative at least 14 days prior to the initial delivery of electrical energy from the Project to the Point of Interconnection.
           4.4.3 Edison shall have the right to require Seller to curtail or reduce the delivery of electrical energy from the Project to the Edison electric system whenever Edison determines, in its sole judgment, that such curtailment or reduction is necessary to facilitate maintenance of Edison's facilities, or to maintain Edison Electric System Integrity. If Edison requires Seller to curtail or reduce the delivery of electrical energy from the Project to the Edison electric system pursuant to this Section 4.4.3, Seller shall have the right to continue to serve its total electrical requirements. Each Party shall endeavor to correct, within a reasonable period, the condition on its system which necessitates the curtailment or the reduction of delivery of electrical energy from the Project. The duration of the curtailment or the reduction shall be limited to the period of time such a condition exists.

           4.4.4 Each Party shall keep the other Party's Operating Representative informed as to the operating schedule of their respective facilities affecting each other's operation hereunder, including any reduction in Contract Capacity availability. In addition, Seller shall provide Edison with reasonable advance notice regarding its scheduled outages including any reduction in Contract Capacity availability. Reasonable advance notice is as follows:

                    SCHEDULED OUTAGE              ADVANCE NOTICE
                    EXPECTED DURATION               TO EDISON

                    Less than one day            24 Hours

                    one day or more
                    (except major overhauls)     1 Week

                    Major overhaul               6 Months

           4.4.5 Notification by each Party's Operating Representative of outage date and duration should be directed to the other Party's Operating Representative by telephone.
           4.4.6 Seller shall not schedule major overhauls during Peak Months.
           4.4.7 Seller shall maintain an operating log at Seller's Facility with records of: real and reactive power production; changes in operating status, outages, Protective
                     Apparatus operations; and any unusual
                     conditions found during inspections. Changes in setting shall also be logged for Generators which are "block-loaded" to a specific kW capacity. In addition, Seller shall maintain records applicable to the Generating Facility, including the electrical characteristics of the Generator and settings, adjustments of the Generator control equipment, and well-field information. Information maintained pursuant to this Section 4.4.7 shall be provided to Edison, within 30 days of Edison's request.
           4.4.8 At Edison's request, Seller shall make all reasonable effort to deliver power at an average rate of delivery at least equal to the Contract Capacity during periods of Emergency. In the event that the Seller has previously scheduled an outage coincident with an Emergency, Seller shall make all reasonable efforts to reschedule the outage.
                     The notification periods listed in Section
                     4.4.4 shall be waived by Edison if Seller reschedules the outage.
           4.4.9     Seller shall demonstrate the ability to
                     provide Edison the specified Contract
                     Capacity within 30 days of the date of Firm operation. Thereafter, at least once per year at Edison's request, Seller shall demonstrate the ability to provide Contract
                     Capacity for a reasonable period of time as required by Edison. Seller's demonstration of Contract Capacity shall be at Seller's expense and conducted at a time and pursuant to procedures mutually agreed upon by the Parties. If Seller fails to demonstrate the ability to provide the Contract Capacity, the Contract Capacity shall be reduced by agreement of the Parties pursuant to Section
                     8.1.2.5.
           4.4.10 The Seller warrants that the Generating Facility meets the requirements of a Qualifying Facility as of the effective date of this Contract and continuing through the Contract Term.
           4.4.11    The Seller warrants that the Generating
                     Facility shall, at all times, conform to all applicable laws and regulations. Seller shall obtain and maintain any governmental authorizations and permits for the continued operation of the Generating Facility. If, at any time, Seller does not hold such authorizations and permits, Seller agrees to reimburse Edison for any loss which Edison incurs as a result of the Seller's failure to maintain governmental authorization and permits.
           4.4.12    In the event electrical energy from the
                     Project is curtailed or reduced pursuant to Sections 4.4.3, 16 or 8.4, the Seller, in its sole discretion, may elect to (i) sell said electrical energy to a third party or (ii) deliver said electrical energy to a third party for future delivery to Edison at times and at amounts agreeable to Edison. The

                     Seller shall be responsible for making all such arrangements. The provisions in this Section 4.4.12 shall only apply for the duration of the curtailment or reduction.
           4.4.13    Seller shall maintain operating
                     communications with the Edison switching center designated by the Edison Operating
                     Representative. The operating communications shall include, but not be limited to, system paralleling or separation, scheduled and unscheduled shutdowns, equipment clearances, levels of operating voltage or power factors, and daily capacity and generation reports.
      4.5  Maintenance
           4.5.1 Seller shall maintain the Generating Facility in accordance with applicable California utility industry standards and good engineering and operating practices. Edison shall have the right to monitor such maintenance of the Generating Facility.
                     Seller shall maintain and deliver a
                     maintenance record of the Generating Facility to Edison's Operating Representatives upon request.
           4.5.2 Seller shall make a reasonable effort to schedule routine maintenance during Off-Peak
                     Months and expected minimal generation
                     periods for renewable resources. Outages for scheduled maintenance shall not exceed a total of 30 peak hours for the Peak Months.
           4.5.3 The allowance for scheduled maintenance is as follows:
                     a. Outage periods for scheduled maintenance shall not exceed 840 hours (35 days) in any 12-month period. This allowance may be used in increments of an hour or longer on a consecutive or nonconsecutive basis.
                     b. Seller may accumulate unused maintenance hours on a year-to-year basis up to a maximum of 1,080 hours (45 days). This accrued time must be used consecutively and only for major overhauls.
      4.6 Any review by Edison of the design, construction, operation, or maintenance of the Project is solely for the information of Edison. By making such review, Edison makes no representation as to the economic and technical feasibility, operational capability, or reliability of the Project. Seller shall in no way represent to any third party that any such review by Edison of the Project, including, but not limited to, any review of the design, construction, operation, or maintenance of the Project by Edison, is a representation by Edison as to the economic and technical feasibility, operational capability, or reliability of said facilities. Seller is solely responsible for economic and technical feasibility, operational capability, and reliability thereof.
      4.7 Edison shall have access to the Seller's geothermal field and power-generating facilities for the purpose of gathering technical information and records. The technical information and records shall include, but not be limited to, drilling data, well-testing data, well-production data and design, power plant performance data and design, environmental data, brine handling design, and operation and maintenance data.
           Edison agrees not to interfere with Seller's rules and operating regulations.
5.    OPERATING OPTIONS
      5.1 Seller shall elect in Section 1.7 to Operate its Generating Facility pursuant to one of the following options:
           a.   Operating Option 1: Seller dedicates the excess
                Generator output to Edison with no electrical service or standby service required from Edison.
           b.   Operating Option II: Seller dedicates the entire
                Generator output to Edison with electrical service required from Edison.
      5.2 After expiration of the First Period of the Contract Term, Seller may change the Operating Option, but not more than once per year upon at least 90 days' prior written notice to Edison. A reduction in Contract Capacity as a result of a change in operating options shall be subject to Section
           8.1.2.5. Edison shall not be required to remove or reserve capacity of Interconnection Facilities made idle by a change in operating options. Edison may dedicate any such idle Interconnection Facilities at any time to serve other customers or to interconnect with other electric power sources. Edison shall process requests for changes of operating option in the chronological order received.
6.   INTERCONNECTION FACILITIES
      6.1 Seller shall design, engineer, procure, construct, and test the Interconnection Facilities in accordance with applicable California utility standards and good engineering practices and the rules and regulations of the Interconnecting Utility.
      6.2 The design, installation, operation, maintenance, and modifications of the Interconnection Facilities shall be at Seller's expense.
      6.3 Seller, at no cost to Edison, shall acquire all permits and approvals and complete all environmental impact studies necessary for the design, installation, operation, and maintenance of the Interconnection Facilities.
7.    METERING
      7.1 All meters and equipment used for the measurement of electrical power for determining Edison's payments to

           Seller pursuant to this Contract shall be provided, owned, and maintained by Edison and/or the Inter- connecting Utility at Seller's expense.
      7.2 If Seller's Generating Facility is rated at a Capacity of 500 kW or greater, then Edison, at its option, may install at Seller's expense, generation metering and/or telemetering equipment.
      7.3 Edison's or the Interconnecting Utility's meters shall be sealed and the seals shall be broken only when the meters are to be inspected, tested, or adjusted by Edison or Interconnecting Utility. Seller shall be given reasonable notice of testing and have the right to have its Operating Representative present on such occasions.
      7.4 Edison's or Interconnecting Utility's meters installed pursuant to this Contract shall be tested by Edison or Interconnecting Utility, at Edison's or Interconnecting
           Utility's expense, at least once each year and at any reasonable time upon request by either Party, at the requesting Party's expense. If Seller makes such request, Seller shall reimburse said expense to Edison or Interconnecting Utility within thirty days after presentation of a bill therefor.
      7.5 Metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by Edison or Interconnecting Utility such that the metering accuracy of said equipment shall be within plus or minus two percent. If metering equipment inaccuracy exceeds plus or minus two percent, the correct amount of Energy and capacity delivered during the period of said inaccuracy shall be estimated by Edison and agreed upon by the Parties.

8.    POWER PURCHASE PROVISIONS
      Prior to the date of Firm Operation, Seller shall be paid for Energy only pursuant to Edison's published avoided cost of energy based on Edison's full avoided operating cost as periodically updated and accepted by the Commission. If at any time electrical energy can be delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which has not issued a license or other approval for the Project, Seller, in its sole discretion and risk, may deliver electrical energy to Edison and for any electrical energy purchased by Edison Seller shall receive payment from Edison for (i) Energy pursuant to this Section, and (ii) as- available capacity based on a capacity price from the Standard Offer No. 1 Capacity Payment Schedule as approved by the Commission. Unless and until all required licenses and approvals have been obtained, Seller may discontinue deliveries at any time.

      8.1 Capacity Payments Seller shall sell to Edison and Edison shall purchase from Seller capacity pursuant to the Capacity Payment Option selected by Seller in Section 1.8. The Capacity Payment Schedules will be based on Edison's full avoided operating costs as approved by the Commission throughout the life of this Contract.
           8.1.1     Capacity Payment Option A -- As-Available
                     Capacity.
                If Seller selects Capacity Payment Option A, Seller shall be paid a Monthly Capacity Payment calculated pursuant to the following formula:

Monthly Capacity Payment  =    (A x D)+(B x D)+(C x D)
                  Where A =    kWh purchased by Edison during on-peak
                               periods defined in Edison's Tariff
                               Schedule No. TOU-8.
                        B =    kWh purchased by Edison during mid-peak
                               periods defined in Edison's Tariff Schedule No.
                               TOU-8.
                        C =    kWh purchased by Edison during off-peak
                               periods defined in Edison's Tariff Schedule No.
                               TOU-8.
                        D =    The appropriate time differentiated capacity
                               price from either the Standard Offer No. 1
                               Capacity Payment Schedule or Forecast of Annual
                               As- Available Capacity Payment Schedule as specified by Seller in Section 1.8.
                     8.1.1.1   If Seller specifies the Standard
                               Offer No. 1 Capacity Payment
                               Schedule in Section 1.8, then the
                               formula set forth in Section 8.1.1
                               shall be computed with D equal to
                               the appropriate time differentiated
                               capacity price from the Standard
                               Offer No. 1 Capacity Payment
                               Schedule for the Contract Term.
                     8.1.1.2   If Seller specifies the Forecast of
                               Annual As-Available Capacity
                               Payment Schedule in Section 1.8,
                               the formula set forth in Section
                               8.1.1 shall be computed as follows:
                               a.   During the First Period of the
                                    Contract Term, D shall equal the
                                    appropriate time differentiated capacity price from the Forecast of Annual As-Available Capacity Payment Schedule.
                               b.   During the Second Period of
                                    the Contract Term, the formula
                                    shall be computed with D equal
                                    to the appropriate time
                                    differentiated capacity price
                                    from Standard Offer No. 1
                                    Capacity Payment Schedule, but
                                    not less than the greater of
                                    (i) the appropriate time
                                    differentiated capacity price
                                    from the Forecast of Annual As-Available
                                    Capacity Payment Schedule for the last
                                    year of the First Period, or (ii) the
                                    appropriate time differentiated capacity price from the Standard Offer No. 1 Capacity Payment Schedule for the first year of the Second Period.
           8.1.2     Capacity Payment Option B--Firm Capacity
                     Purchase
                          If Seller selects Capacity Payment Option B, Seller shall provide to Edison for the Contract Term the Contract Capacity specified in Section 1.3, or as adjusted pursuant to Section 8.1.2.6, and Seller shall be paid as follows:
                     8.1.2.1   If Seller meets the performance
                               requirements set forth in Section
                               8.1.2.2, Seller shall be paid a
                               monthly Capacity Payment, beginning
                               from the date of Firm Operation
                               equal to the sum of the on-peak,
                               mid-peak, and off-peak Capacity
                               Period Payments.  Each capacity
                               period payment is calculated
                               pursuant to the following formula:

Monthly Capacity Period      =      A x B x C x D
Payment
                    Where  A =     Contract Capacity Price specified in
                                   Section 1.8 based on the Standard Offer No.
                                   2 Capacity Payment Schedule as approved by
                                   the Commission and in effect on the date of
                                   the execution of this Agreement.
                           B =     Conversion factors to convert annual
                                   capacity prices to monthly payments by time
                                   of delivery as specified in Standard Offer
                                   No. 2 Capacity Payment Schedule and subject
                                   to periodic modifications as approved by
                                   the Commission.
                           C =     Contract Capacity specified in
                                   Section 1.3.
                           D =     Period Performance Factor, not
                                   to exceed 1.0, calculated as
                                   follows:
Period Performance Factor          [period kWh Purchased by Edison
                                   (Limited by the Level of
                                   Contract Capacity)]
                                   -----------------
                                   [0.8 x Contract Capacity x
                                   (Period Hours minus Maintenance
                                   Hours Allowed in Section 4.5.)]

                       8.1.2.2 Performance Reguirements
                               To receive the Monthly Capacity Payment in
                               Section 8.1.2.1, Seller shall provide the
                               Contract Capacity in each Peak Month for all
                               on-peak hours as such peak hours are defined in Edison's Tariff Schedule No. TOU-8 on file with the Commission, except that Seller is entitled to a 20% allowance for Forced Outages for each Peak Month. Seller shall not be subject to such performance requirements for the remaining hours of the year.
                              a. If Seller fails to meet the requirements
                                 specified in Section 8.1.2.2, Seller, in
                                 Edison's sole discretion, may be placed on
                                 probation for a period not to exceed 15 months. If Seller fails to meet the requirements specified in Section 8.1.2.2 during the probationary period, Edison may derate the Contract Capacity to the greater of the capacity actually delivered during the probationary
                                    period, or the capacity at which Seller
                                    can reasonably meet such requirements. A
                                    reduction in Contract Capacity as a result
                                    of this Section 8.1.2.2 shall be subject
                                    to Section 8.1.2.5.
                               b.   If Seller fails to meet the
                                    requirements set forth in this
                                    Section 8.1.2.2 due to a
                                    Forced Outage on the Edison
                                    system, or a request to reduce
                                    or curtail delivery under
                                    Section 8.4, Edison shall
                                    continue Monthly Capacity
                                    Payments pursuant to Capacity
                                    Payment Option B.  The
                                    Contract Capacity curtailed
                                    shall be treated the same as
                                    scheduled maintenance outages
                                    in the calculation of the
                                    Monthly Capacity Payment.
                     8.1.2.3   If Seller is unable to provide
                               Contract Capacity due to
                               Uncontrollable Forces, Edison shall
                               continue Monthly Capacity Payments
                               pursuant to Capacity Payment option B for 90
                               days from the occurrence of the Uncontrollable Force. Monthly Capacity Payments payable during a period of interruption or reduction by reason of an Uncontrollable Force shall be treated the same as scheduled maintenance outages.
                     8.1.2.4   Capacity Bonus Payment
                               For Capacity Payment Option B,
                               Seller may receive a Capacity Bonus
                               Payment as follows:
                               a.   Bonus During Peak Months
                                    ------------------------
                                    For a Peak Month, Seller shall
                                    receive a Capacity Bonus
                                    Payment if (i) the
                                    requirements set forth in
                                    Section 8.1.2.2 have been met,
                                    and (ii) the on-peak capacity
                                    factor exceeds 85%.
                               b.   Bonus During Non-Peak Months
                                    ----------------------------
                                    For a non-peak month, Seller
                                    shall receive a Capacity Bonus
                                    Payment if (i) the
                                    requirements set forth in
                                    Section 8.1.2.2 have been met,

                                    (ii) the on-peak capacity factor for each
                                    Peak Month during the year was at least
                                    85%, and (iii) the on-peak capacity factor
                                    for the non- peak month exceeds 85%.
                               c.   For any eligible month, the
                                    Capacity Bonus Payment shall
                                    be calculated as follows:
      Capacity Bonus Payment =      A x B x C x D
                     Where A =      (1.2 x On-Peak Capacity Factor)-
                                    1.02
                       Where the On-Peak Capacity Factor, not to exceed 1.0, is calculated as follows:
                                    [Period kWh Purchased by
                                    Edison (Limited by the Level
                                    of Contract Capacity)]
      On-Peak capacity Factor  =    ((Contract capacity) x (Period
                                    Hours minus Maintenance Hours
                                    Allowed in Section 4.5))
                            B  =    Contract Capacity Price specified
                                    in Section 1.8 for Capacity
                                    Payment Option B
                            C =     1/12
                            D =     Contract Capacity specified in
                                    Section 1.3

                                    d. When Seller is entitled to receive a
                                    Capacity Bonus Payment, the Monthly
                                    Capacity Payment shall be the sum of the Monthly Capacity Payment pursuant to
                                    Section 8.1.2.1 and the Monthly Capacity
                                    Bonus Payment pursuant to this Section
                                    8.1.2.4.
                     8.1.2.5   Capacity Reduction
                               a.   Seller may reduce the Contract
                                    Capacity specified in Section 1.3,
                                    provided that Seller gives Edison prior
                                    written notice for a period determined by the amount of Contract Capacity reduced as follows:

                          Amount of Contract        Length of
                          Capacity Reduced       Notice Required

                          25,000 kW or under        12 months
                          25,001 - 50,000 kW        36 months
                          50,001 - 100,000 kW       48 months
                          over 100,000 kW           60 months

                               b.   Seller shall refund to Edison
                                    with interest at the current
                                    published Federal Reserve
                                    Board three months prime
                                    commercial paper rate, an
                                    amount equal to the difference
                                    between (i) the accumulated Monthly
                                    Capacity Payments paid by Edison pursuant to Capacity Payment Option B up to the time the reduction notice is received by Edison, and (ii) the total capacity payments which Edison would have paid if based on the Adjusted Capacity Price.
                               c.   From the date the reduction
                                    notice is received to the date
                                    of actual capacity reduction,
                                    Edison shall make capacity
                                    payments based on the Adjusted
                                    Capacity Price for the amount
                                    of Contract Capacity being
                                    reduced.
                               d.   Seller may reduce Contract
                                    Capacity without the notice
                                    prescribed in Section
                                    8.1.2.5(a), provided that
                                    Seller shall refund to Edison
                                    the amount specified in
                                    Section 8.1.2.5(b) and an
                                    amount equal to: (i) the
                                    amount of Contract Capacity
                                    being reduced, times (ii) the difference between the Current Capacity Price and the Contract Capacity Price, times (iii) the number of years and fractions thereof (not less than one year) by which the Seller has been deficient in giving the prescribed notice. If the Current Capacity Price is less than the Contract Capacity Price, only payment under Section 8.1.2.5(b) shall be due to Edison.
                     8.1.2.6   The Parties may agree in writing at
                               any time to adjust the Contract
                               Capacity.  Seller may reduce the
                               Contract Capacity pursuant to
                               Section 8.1.2.5.  Seller may
                               increase the Contract Capacity with
                               Edison's approval and thereafter
                               receive payment for the increased
                               capacity in accordance with the
                               Contract Capacity Price for the
                               Capacity Payment Option selected by
                               Seller for the remaining Contract
                               Term.

                               8.1.2.7 For Capacity Payment Option B, Seller shall be paid for capacity in excess of Contract Capacity based on the as-available capacity price in Standard Offer No. 1 Capacity Payment Schedule, as updated and approved by the commission.
      8.2  Energy Payments - First Period
           During the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for the electrical energy delivered by the Seller and purchased by Edison at the Point of Interconnection pursuant to the Energy Payment Option selected by the Seller in
           Section 1.9, as follows.

           8.2.1    Energy Payment Option 1 -- Forecast of Annual
                    Marginal Cost of Energy.
                 If Seller selects Energy Payment Option 1, then during the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for electrical energy delivered by Seller and purchased by Edison at the Point of Interconnection during each month in the First Period of the Contract Term pursuant to the following formula:

Monthly Energy Payment  =     [(A x D) + (B x D) + (C x D)] x E
                Where A =     kWh purchased by Edison during on-
                              peak periods defined in Edison's
                              Tariff Schedule No. TOU-8.
                      B =     kWh purchased by Edison during mid- peak
                              periods defined in Edison's Tariff Schedule No.
                              TOU-8.
                      C =     kWh purchased by Edison during off-peak
                              periods defined in Edison's Tariff Schedule No.
                              TOU-8.
                      D =     The sum of:
                              (i) the appropriate time differentiated energy price from the Forecast of Annual Marginal Cost of Energy, multiplied by the decimal equivalent of the percentage of the forecast specified in
                              Section 1.9, and (ii) the appropriate time differentiated energy price from Edison's published avoided cost of energy multiplied by the decimal equivalent of the percentage of the published energy price specified in Section 1.9.

                     E = Energy Loss Adjustment Factor For Remote Generating Sites*
           8.2.2     Energy Payment Option 2 -- Levelized Forecast
                     of Marginal Cost of Energy.  If Seller
                     selects Energy Payment Option 2, then during
                     the First Period of the Contract Term, Seller
                     shall be paid a Monthly Energy Payment for
                     electrical energy delivered by Seller and
                     purchased by Edison each month during the
                     First Period of the Contract Term pursuant to
                     the following formula:
Monthly Energy Payment   =     [(A x D) + (B x D) + (C x D)] x E
Where A  =       kWh purchased by Edison during on-peak periods defined
                 in Edison's Tariff Schedule No. TOU-8.
      B  =       kWh purchased by Edison during mid- peak periods
                 defined in Edison's Tariff Schedule No. TOU-8.
      C  =       kWh purchased by Edison during off-peak periods
                 defined in Edison's Tariff Schedule No. TOU-8.
      D  =       The sum of:
                 (i) the appropriate time differentiated energy price from

- --------
*     The Energy Loss Adjustment Factor For Remote Generating
      Sites shall be 1.0, subject to adjustment by Commission orders and rulings.

                               the Levelized Forecast of Marginal Cost of
                               Energy, for the First Period of the Contract
                               Term multiplied by the decimal equivalent of
                               the percentage of the levelized forecast
                               specified in Section 1.9, and (ii) the
                               appropriate time differentiated energy price
                               from Edison's published avoided cost of energy multiplied by the decimal equivalent of the percentage of the published energy price specified in Section 1.9.
                     E = Energy Loss Adjustment Factor For Remote Generating Sites*
                     8.2.2.1   Performance Requirement for Energy
                               ----------------------------------
                               Payment Option 2
                               ----------------
                               During the First Period when the
                               annual forecast referred to in
                               Section 8.2.1 is greater than the
                               levelized forecast referred to in
                               Section 8.2.2, Seller shall deliver
                               to Edison at least 70 percent of

- --------
*     The Energy Loss Adjustment Factor For Remote Generating
      Sites shall be 1.0, subject to adjustment by Commission orders and rulings.

                               the average annual kWh delivered to Edison
                               during those previous periods when the
                               levelized forecast referred to in Section 8.2.2 is greater than the annual forecast referred to in Section 8.2.1. If Seller does not meet the performance requirements of this Section
                               8.2.2.1, Seller shall be subject to Section
                               8.5.
      8.3  Energy Payments - Second Period
           During the Second Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for electrical energy delivered by Seller and purchased by Edison at the Point of Interconnection at a rate equal to 100% of Edison's published avoided cost of energy as updated periodically and accepted by the Commission, pursuant to the following formula:
Monthly Energy Payment = kWh purchased by Edison for each on-peak, mid-peak, and off-peak time period defined in Edison's Tariff Schedule No. TOU-8
                       x Edison's published avoided cost of energy by time of
                         delivery for each time period
                               x    Energy Loss Adjustment Factor for
                               Remote Generating Sites*
      8.4 Edison shall not be obligated to accept or pay for electrical energy generated by the Generating Facility, and may request Seller whose Generating Facility is one
           (1) MW or greater to discontinue or reduce delivery of electric energy, for not more than 300 hours annually during off-peak hours when (i) purchases would result in costs greater than those which Edison would incur if it did not purchase electrical energy from Seller but instead utilized an equivalent amount of electrical energy generated from another Edison source, or (ii) the Edison Electric System demand would require that Edison hydro-energy be spilled to reduce generation.
      8.5  Energy Payment Refund
           If Seller elects Energy Payment Option 2, Seller shall be subject to the following:
           8.5.1     If Seller fails to perform the Contract
                     obligations for any reason during the First Period of the Contract Term, or fails to meet the performance requirements set forth in Section 8.2.2.1, and at the time of such failure to perform, the net present value of the cumulative Energy payments received by Seller pursuant to Energy Payment Option 2

- --------
*    The Energy Loss Adjustment Factor For Remote Generating
     Sites shall be 1.0, subject to adjustment by Commission orders and rulings.

                     exceeds the net present value of what Seller would have been paid pursuant to Energy Payment Option 1, Seller shall make an energy payment refund equal to the difference in such net present values in the year in which the refund is due. The present value calculation shall be based upon the rate of Edison's incremental cost of capital specified in Section 1.9.
           8.5.2     Not less than 90 days prior to the date
                     Energy is first delivered to the Point of Interconnection, Seller shall provide and maintain a performance bond, surety bond, performance insurance, corporate guarantee, or bank letter of credit, satisfactory to Edison, which shall insure payment to Edison of the Energy Payment Refund at any time during the First Period. Edison may, in its sole discretion, accept another form of security except that in such instance a 1-1/2 percent reduction shall then apply to the levelized forecast referred to in Section
                     8.2.2 in computing payments for Energy.
                     Edison shall be provided with certificates evidencing Seller's compliance with the security requirements in this Section which shall also include the requirement that

                     Edison be given 90 days' prior written notice of the expiration of such security.
           8.5.3     If Seller fails to provide replacement
                     security not less than 60 days prior to the date of expiration of existing security, the Energy Payment Refund provided in Section 8.5 shall be payable forthwith. Thereafter, payments for Energy shall be 100 percent of the Monthly Energy Payment provided in
                     Section 8.2.1.
           8.5.4 If Edison at any time determines the security to be otherwise inadequate, and so notifies
                     Seller, payments thereafter for Energy shall be 100 percent of the Monthly Energy Payment provided in Section 8.2.1. If within 30 days of the date Edison gives notice of such inadequacies, Seller satisfies Edison's security requirements, Energy Payment Option
                     2 shall be reinstated. If Seller fails to satisfy Edison's security requirements within the 30-day period, the Energy Payment Refund provided in Section 8.5 shall be payable forthwith.
9.    PAYMENT AND BILLING PROVISIONS
      9.1  For Energy and capacity purchased by Edison:
           9.1.1 Edison shall mail to Seller no later than thirty days after the end of each monthly billing period (1) a statement showing the Energy and capacity delivered to Edison during the on-peak, mid-peak, and off-peak periods, as those periods are specified in Edison's Tariff Schedule No. TOU-8 for that monthly billing period, (2) Edison's computation of the amount due Seller, and (3) Edison's check in payment of said amount.
           9.1.2 If the monthly payment period involves portions of two different published Energy payment schedule periods, the monthly Energy payment shall be prorated on the basis of the percentage of days at each price.
           9.1.3 If the payment period is less than 27 days or greater than 33 days, the capacity payment shall be prorated on the basis of the average days per month per year.
           9.1.4 If, within thirty days of receipt of the statement, Seller does not make a report in writing to Edison of an error, Seller shall be deemed to have waived any error in Edison's statement, computation, and payment, and they shall be considered correct and complete.
      9.2 Edison shall bill the Seller, on a monthly basis, for the costs Edison has incurred in the transmission of the electrical energy from the Project to the Point of Interconnection pursuant to the provisions of Section 26.
      9.3  Payments Due to Contract Capacity Reduction
           9.3.1     The Parties agree that the refund and
                     payments provided in Section 8.1.2.5 represent a fair compensation for the reasonable losses that would result from such reduction of Contract Capacity.
           9.3.2 in the event of a reduction in Contract Capacity, the quantity, in kW, by which the Contract Capacity is reduced shall be used to calculate the refunds and payments due Edison in accordance with Section 8.1.2.5, as applicable.
           9.3.3 Edison shall provide invoices to Seller for all refunds and payments due Edison under this Section 9 which shall be due within 60 days.
           9.3.4 If Seller does not make payments as required in Section 9.2.3, Edison shall have the right to offset any amounts due it against any present or future payments due Seller and may pursue any other remedies available to Edison as a result of Seller's failure to perform.

           9.4  Energy Payment Refund
           Energy Payment Refund is immediately due and payable upon Seller's failure to perform the contract obligations as specified in Section 8.5.
10.   TAXES
      10.1 Seller shall pay ad valorem taxes and other taxes properly attributable to the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.
      10.2 Seller shall pay ad valorem taxes and other taxes properly attributed to land, land rights, or interest in land for the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.
      10.3 Seller or Edison shall provide information concerning the Project to any requesting taxing authority.
11.   TERMINATION
      This Contract shall terminate if Firm Operation does not occur within 5 years of the date of Contract execution.
12.   SALE OF GENERATING FACILITY
      12.1 If Seller desires to sell the Generating Facility, Seller shall promptly offer to Edison, or any entity designated by Edison in its sole discretion, the right to purchase the Generating Facility. Edison, or any such entity designated by Edison, shall have up to sixty days following the offer to accept Seller's offer or reach agreement with Seller.

      12.2 If the Parties are unable to reach a satisfactory agreement within sixty days following the offer pursuant to Section 12.1, and the Generating Facility is offered to any third party or parties, Edison, or any such entity designated by Edison, has the right for thirty days following each offer to agree to purchase the Generating Facility under the same terms and conditions, if such terms and conditions are better to Edison than those offered in
           Section 12.1. Any offers to sell made more than two years after Edison's failure to accept a previous offer to sell under Section 12.1, shall again be subject to the terms of Sections 12.1 and 12.2.
      12.3 Notwithstanding the foregoing, Seller shall have the right at any time to sell or transfer the Generating Facility to an affiliate of Seller and an affiliate of Seller may sell, transfer, or lease to Seller without giving rise to any right of first refusal of Edison. An "affiliate" of Seller shall mean a Party's parent, a Party's subsidiary, or any company of which a Party's parent is a parent. An "affiliate" of Seller shall also mean a partnership or joint venture from which the Seller leases and operates the Generating Facility. A "parent" shall mean a company which owns directly or indirectly not less than 51% of the shares entitled to vote in an election of directors of another company.

13.   ABANDONMENT OF PROJECT
      13.1 The Generating Facility shall be deemed to be abandoned if Seller discontinues operation of the Generating Facility with the intent that such discontinuation be permanent. Such intent shall be conclusively presumed by either (i) Seller's notice to Edison of such intent, or (ii) Seller's operation of the Generating Facility in such a manner that no Energy is generated therefrom for 200 consecutive days during any period after Firm Operation of the first generating unit, unless otherwise agreed to in writing by the Parties. If the Project is prevented from generating Energy due to an Uncontrollable Force, then such period shall be extended for the duration of the Uncontrollable Force, not to exceed one year.
      13.2 If Seller abandons the Generating Facility during the term of this Agreement, Edison, or any entity designated by Edison in its sole discretion, shall have the right to purchase the Generating Facility pursuant to the provisions of Section 12.
14.   LIABILITY
      14.1 Each Party (First Party) releases the other Party (Second Party), its directors, officers, employees and agents from any loss, damage, claim, cost, charge, or expense of any kind or nature (including any direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorney's fees and other costs of litigation incurred by the First Party, in connection with damage to property of the First Party caused by or arising out of the Second Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of Second Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to Second Party.
      14.2 Each Party shall indemnify and hold harmless the other Party, its directors, officers, and employees or agents from and against any loss, damage, claim, cost, charge, or expense of any kind or nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorney's fees and other costs of litigation, incurred by the other Party in connection with the injury to or death of any person or damage to property of a third party arising out of the indemnifying Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use, or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of the indemnifying Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to the indemnifying Party; provided, however, that each Party shall be solely responsible for and shall bear all cost of claims brought by its contractors or its own employees and shall indemnify and hold harmless the other Party for any such costs including costs arising out of any workers compensation law. Seller releases and shall defend and indemnify Edison from any claim, cost, loss, damage, or liability arising from any contrary representation concerning the effect of Edison's review of the design, construction, operation, or maintenance of the Project.
      14.3 The provisions of this Section 14 shall not be construed so as to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.
      14.4 Neither Party shall be indemnified by the other Party under Section
           14.2 for its liability or loss resulting from its sole negligence or willful misconduct.
15.   INSURANCE
      15.1 Until Contract is terminated, Seller shall obtain and maintain in force as hereinafter provided comprehensive general liability insurance, including contractual liability coverage, with a combined single limit of not less than $1,000,000 each occurrence. The insurance carrier or carriers and form of policy shall be subject to review and approval by Edison.

      15.2 Prior to the date Seller's generating facility first delivers electrical energy to the Point of Interconnection, Seller shall (i) furnish certificate of insurance to Edison, which certificate shall provide that such insurance shall not be terminated nor expire except on thirty days prior written notice to Edison, (ii) maintain such insurance in effect for so long as Seller's Generating
           Facility is delivering electrical energy to the Point of Interconnection, and (iii) furnish to Edison an additional insured endorsement with respect to such insurance in substantially the following form: "In consideration of the premium charged, Southern California Edison Company (Edison) is named as additional insured with respect to all liabilities arising out of Seller's use and ownership of Seller's Generating Facility.
           "The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages afforded by this policy will apply as though separate policies had been issued to each insured. The inclusion of more than one insured will not, however, operate to increase the limit of the carrier's liability. Edison will not, by reason of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy.

           "Any other insurance carried by Edison which may be applicable shall be deemed excess insurance and Seller's insurance primary for all purposes despite any conflicting provisions in Seller's policy to the contrary."
      15.3 If Seller fails to comply with the provisions of this Section 15, Seller shall, at its own cost, defend, indemnify, and hold harmless Edison, its directors, officers, employees, agents, assigns, and successors in interest from and against any and all loss, damage, claim, cost, charge, or expense of any kind or nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense, including attorney's fees and other costs of litigation) resulting from the death or injury to any person or damage to any property, including the personnel and property of Edison, to the extent that Edison would have been protected had Seller complied with all of the provisions of this Section 15.
16.   UNCONTROLLABLE FORCES
      16.1 Neither Party shall be considered to be in default in the performance of any of the agreements contained in this Contract, except for obligations to pay money, when and to the extent failure of performance shall be caused by an Uncontrollable Force.
      16.2 If either Party, because of an Uncontrollable Force, is rendered wholly or partly unable to perform its obligations under this Contract, the Party shall be executed from whatever performance is affected by the Uncontrollable Force to the extent so affected provided that:
           (1) The non-performing Party, within two weeks after the occurrence of the Uncontrollable Force, gives the other Party written notice describing the particulars of the occurrence;
           (2) The suspension of performance is of no greater scope and of no longer duration than is required by the Uncontrollable Force;
           (3) The non-performing Party uses its best efforts to remedy its inability to perform (this subsection shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the party involved in the dispute, are contrary to its interest. It is understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Party having the difficulty);
           (4) When the non-performing Party is able to resume performance of its obligations under this Contract, that Party shall give the other Party written notice to that effect; and

                (5) Capacity payments during such periods of Uncontrollable Force on Seller's part shall be governed by Section 8.1.2.3.
      16.3 In the event that either Party's ability to perform cannot be corrected when the Uncontrollable Force is caused by the actions or inactions of legislative, judicial or regulatory agencies or other proper authority, this Contract may be amended to comply with the legal or regulatory change which caused the nonperformance.
           If a loss of Qualifying Facility status occurs due to an Uncontrollable Force and Seller fails to make the changes necessary to maintain its Qualifying Facility status, the Seller shall compensate Edison for any economic detriment incurred by Edison as a result of such failure.
17.   NONDEDICATION OF FACILITIES
      Neither Party, by this Contract, dedicates any part of its facilities involved in this Project to the public or to the service provided under the Contract, and such service shall cease upon termination of the Contract.
18.   PRIORITY OF DOCUMENTS
      If there is a conflict between this document and any Appendix, the provisions of this document shall govern. Each Party shall notify the other immediately upon the determination of the existence of any such conflict.

19.   NOTICES AND CORRESPONDENCE
      All notices and correspondence pertaining to this Contract shall be in writing and shall be sufficient if delivered in person or sent by certified mail, postage prepaid, return receipt requested, to Seller as specified in Section 1.1, or to Edison as follows:
                Southern California Edison Company
                Post Office Box 800
                Rosemead, California  91770
                Attention:  Secretary

      All notices sent pursuant to this Section 19 shall be effective when received, and each Party shall be entitled to specify as its proper address any other address in the United States upon written notice to the other Party.
20.   PREVIOUS COMMUNICATIONS
      This Contract contains the entire agreement and understanding between the Parties, their agents, and employees as to the subject matter of this contract, and merges and supersedes all prior agreements, commitments, representations, and discussions between the Parties. No Party shall be bound to any other obligations, conditions, or representations with respect to the subject matter of this Contract.
21.   THIRD PARTY BENEFICIARIES
      This Contract is for the sole benefit of the Parties and shall not be construed as granting any rights to any person or entity other than the Parties or imposing obligations on either Party to any person or entity other than the Parties.

 22.  NONWAIVER
      None of the provisions of the Contract shall be considered waived by either Party except when such waiver is given in writing. The failure of either Edison or Seller to insist in any one or more instances upon strict performance of any of the provisions of the Contract or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue to remain in full force and effect.
23.   DISPUTES
      23.1 Any dispute arising between the Parties relating to interpretation of the provisions of this Contract or to performance of the Parties hereunder, other than matters which may not be settled without the consent of an involved insurance company, shall be reduced to writing stating the complaint and proposed solution and submitted to the appropriate Edison manager, whose interpretation and decision thereon shall be incorporated into a written document which shall specify Edison's position and that it is the final decision of such manager. A copy of such document shall be furnished to Seller within ten days following the receipt of Seller's written complaint.
      23.2 The decision of such manager pursuant to Section 23.1 shall be final and conclusive from the date of receipt of such copy by the complaining Party, unless within thirty days Seller furnishes a written appeal to such manager. Following receipt of such appeal, a joint hearing shall be held within fifteen days of said appeal, at which time the Parties shall each be afforded an opportunity to present evidence in support of their respective positions. Such joint hearing shall be conducted by one authorized representative of Seller and one authorized representative of Edison and other necessary persons. Pending final decision of a dispute hereunder, the Parties shall proceed diligently with the performance of their obligations under this Contract and in accordance with Edison's position pursuant to
           Section 23.1.
      23.3 The final decision by the Parties' authorized representatives shall be made within fifteen days after presentation of all evidence affecting the dispute, and shall be reduced to writing. The decision shall be final and conclusive.
      23.4 If the authorized representatives cannot reach a final decision within the fifteen-day period, any remedies which are provided by law may be pursued.
24.   SUCCESSORS AND ASSIGNS
      Neither Party shall voluntarily assign its rights nor delegate its duties under this Contract, or any part of such rights or duties, without the written consent of the other Party, except in connection with the sale or merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment shall not be unreasonably withheld. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under the Contract. Seller may assign all or any part of its interest under this Contract to a financing institution to facilitate financing for the Project by the Seller.
25.   EFFECT OF SECTION HEADINGS
      Section headings appearing in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.
26.   TRANSMISSION
      26.1 Edison shall endeavor to make arrangements with third parties for the necessary transmission of the electrical energy from the Project to the Point of Interconnection. Seller shall be responsible for all costs associated with such transmission of electrical energy, including the cost of transmission losses from the Project to the Point of Interconnection as determined by Edison in its sole judgment.
      26.2 If Edison is unable to secure firm transmission service or equivalent arrangements from third parties which are required to transmit the electrical energy from the Project to the Point of Interconnection at terms and conditions satisfactory to Edison in its sole judgment, then Edison shall not be liable to the Seller for any damages arising from Edison's failure to secure said transmission service or arrangements nor will Edison be required to purchase Energy which is not delivered or capacity which is not made available at the Point of Interconnection.
27.   AMENDMENT
      If at any time during the term of this Agreement a change in circumstances not anticipated at the time this Agreement was executed significantly alters the rights or obligations of either Party, the terms of the Agreement which are directly affected by the change shall be amended by mutual agreement of Parties.
28.   GOVERNING LAW
      This Contract shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.
29.   CONFIDENTIALITY
      29.1 Except as provided herein, the Parties shall hold all information in this Contract and all information related to or received pursuant to this Contract as confidential.
      29.2 Neither Party shall disclose any part nor the whole of this Contract to any third party without the express prior written consent of the other Party; such consent shall not be unreasonably withheld.
      29.3 From time to time governmental and/or regulatory agencies may request disclosure of the Contract or

           Contract-related information from either Party or both Parties and if such is the case either Party or both Parties may consent to such disclosure provided, that (i) the requestor(s) be notified by the disclosing Party that the information being released is confidential, and that (ii) the disclosing Party inform the other Party, in writing, as to the nature of the information disclosed and to whom disclosed.

30.   MULTIPLE ORIGINALS
      This Contract is executed in two counterparts, each of which shall be deemed an original.
SIGNATURES
      IN WITNESS WHEREOF, the Parties hereto have executed this Contract this 15 of June, 1984.

                               SOUTHERN CALIFORNIA EDISON COMPANY


                               By: /s/ Edward A. Myers, Jr.
                                       Vice President




                               MAGMA ELECTRIC CO.


                               By: /s/ Andrew W. Hoch
                                       Vice President

                               APPENDIX A
                   SOUTHERN CALIFORNIA EDISON COMPANY
                        LONG-TERM STANDARD OFFER
                       CAPACITY PAYMENT SCHEDULE-
               FORECAST OF ANNUAL AS-AVAILABLE CAPACITY1

        Line                            As-Available Capacity2
         No.             Year                      ($/kW-year)
- --------------------------------------------------------------------------


           1             1983                         70

           2             1984                         76

           3             1985                         81

           4             1986                         87

           5             1987                         94

           6             1988                        101

           7             1989                        109

           8             1990                        117

           9             1991                        126

          10             1992                        148

          11             1993                        158

          12             1994                        169

          13             1995                        180

          14             1996                        194

          15             1997                        206

- -------------------------

1     This forecast to be used in conjunction with Capacity Payment
      Option A.

2 The annual as-available capacity ($/kW-yr) will be converted to a seasonal time-of-delivery ((cent)/kWh) value that is consistent with as-available time-of-delivery rates current authorized by the Commission for Avoided As-Available Capacity.

                                APPENDIX B
                    SOUTHERN CALIFORNIA EDISON COMPANY
                         LONG-TERM STANDARD OFFER
                         ENERGY PAYMENT SCHEDULE -
                FORECAST OF ANNUAL MARGINAL COST OF ENERGY1

         Line                               Annual Marginal Cost of
          No.             Year               Energy ((cent)/kWh)
- -----------------------------------------------------------------------------

            1             1983                        5.3

            2             1984                        5.6

            3             1985                        5.7

            4             1986                        6.0

            5             1987                        6.4

            6             1988                        6.9

            7             1989                        7.6

            8             1990                        8.1

            9             1991                        8.6

           10             1992                        9.3

           11             1993                       10.1

           12             1994                       10.9

           13             1995                       11.8

           14             1996                       12.6

           15             1997                       13.6

1     This forecast to be used in conjunction with Energy Payment Option
      1.

2 The annual energy payments in the table will be converted to seasonal time-of-delivery energy-payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided Energy Cost Payments.

                            APPENDIX C
                SOUTHERN CALIFORNIA EDISON COMPANY
        LONG-TERM STANDARD OFFER ENERGY PAYMENT SCHEDULE -
          LEVELIZED FORECAST OF MARGINAL COST OF ENERGY1

                             5-Year
            Initial         Levelized          Levelized
Line        Year of         Forecast           Forecast
No.         Delivery        ((cent)/kWh)      ((cent)/KWh)
- ------------------------------------------------------------------------


   1          1983            5.7                 6.5

   2          1984            6.0                 6.9

   3          1985            6.4                 7.3

   4          1986            6.8                 7.9

   5          1987            7.3                 8.5

   6          1988            7.9                 9.1





- ------------------------

1     Levelized Forecast to be used in conjunction with Energy
      Payment Option 2.

2 The annual energy payments in the table will be converted to seasonal time-of-delivery energy payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided Energy Cost Payments.

                          AMENDMENT No. 1

                                TO

                      POWER PURCHASE CONTRACT

                              BETWEEN

                SOUTHERN CALIFORNIA EDISON COMPANY

                                AND

                      MAGMA ELECTRIC COMPANY

                        AMENDMENT NO. 1 TO
                  POWER PURCHASE CONTRACT BETWEEN
              SOUTHERN CALIFORNIA EDISON COMPANY AND
                      MAGMA ELECTRIC COMPANY

1.    Parties
      The Parties to this Amendment No. 1 to the Power Purchase Contract between Southern California Edison Company and Magma Electric Company, executed on June 15, 1984, hereinafter referred to as "Amendment No. 1", are Southern California Edison Company, a California corporation, hereinafter referred to as "Edison", and Magma Electric Company, a Nevada corporation, hereinafter referred to as "Seller", hereinafter sometimes referred to individually as "Party" and collectively as "Parties".
2.    Recitals
      This Amendment No. 1 is made with reference to the following facts, among others:
      2.1  On June 15, 1984, Edison and Seller executed the Power
           Purchase Contract to provide the terms and conditions for the sale by Seller and the purchase by Edison of electrical power delivered by Seller to Edison at the Point of Interconnection from the 10,000 kW electrical generating facility, located at Niland, California.
      2.2 The Parties desire to amend the Power Purchase Contract to modify the rating of the Seller's generating facility and its expected date of firm operation.

3.    Agreement
      The Parties agree to the following.

4.    Effective Date
      This Amendment No. 1 shall become effective upon execution by the Parties.

5.    Amendment to Section 1.2
      Subparagraph a. in Section 1.2 is deleted in its entirety and replaced with the following:
           "a.  Nameplate Rating:  49,000 kW."

6.    Amendment to Section 1.3
      Section 1.3 is deleted in its entirety and replaced with the following:
           "1.3  Contract Capacity:  45,000 kW
               1.3.1  Estimated as-available capacity:  0 kW."

7.    Amendment to Section 1.4
      Section 1.4 is deleted in its entirety and replaced with the following:
           "1.4  Expected Annual Production:  315,360,000 kWh."

8.    Amendment to Section 1.5
      Section 1.5 is deleted in its entirety and replaced with following:
           "1.5  Expected Date of Firm Operation:
                1.5.1 Phase No. 1 (Nameplate Rating:  12,500 kW):
                      December 1, 1986
                1.5.2 Phase No. 2 (Nameplate Rating:  12,500 kW):
                      December 1, 1987
                1.5.3 Phase No. 3 (Nameplate Rating:  12,500 kW):
                      April 1, 1988

                      1.5.4    Phase No. 4 (Nameplate Rating:  12,500 kW):
                      December 1, 1988"
9.    Amendment to Section 1.8
      Subparagraph a. to Option B in Section 1.8 is deleted in its entirety and replaced with the following:
           "a.  The estimated Contract Capacity Price based on the
      estimated dates of Firm Operation (Firm Capacity) is:
               a.1     Phase No. 1:   $158 per kW-yr.
               a.2     Phase No. 2:   $170 per kW-yr.
               a.3     Phase No. 3:   $184 per kW-yr.
               a.4     Phase No. 4:   $184 per kW-yr.
10.   Amendment to Section 3.1
      The first sentence in Section 3.1 is deleted in its entirety and replaced with the following: "The First Period of the Contract Term for the project phases, as specified in Section 1.5, shall commence upon date of Firm Operation of Phase No. 1 but not later than 5 years from the date of execution of this Contract."
11.   Effect of this Amendment No. 1
      Except as amended herein, all terms, covenants and conditions contained in the Power Purchase Contract shall remain in full force and effect.

      12.  Signature Clause
      The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 1 on behalf of the Party for whom they sign. This Amendment No. 1 is hereby executed as of this 30 day of November, 1984.
                               SOUTHERN CALIFORNIA EDISON COMPANY


                               By /s/ Edward A. Myers, Jr.
                                      Vice President


                               MAGMA ELECTRIC COMPANY


                               By /s/ Andrew W. Hoch
                                      Vice President

                          AMENDMENT NO. 2
                                TO
                      POWER PURCHASE CONTRACT
                              BETWEEN
                SOUTHERN CALIFORNIA EDISON COMPANY
                                AND
                      MAGMA ELECTRIC COMPANY

                        AMENDMENT NO. 2 TO
                  POWER PURCHASE CONTRACT BETWEEN
              SOUTHERN CALIFORNIA EDISON COMPANY AND
                      MAGMA ELECTRIC COMPANY

1.    Parties
      The Parties to this Amendment No. 2 to the Power Purchase Contract between Southern California Edison Company and Magma Electric Company, executed on June 15, 1984 ("Power Purchase Contract"), hereinafter referred to as "Amendment No. 2", are Southern California Edison Company, a California corporation, hereinafter referred to as "Edison", and Magma Electric Company, a Nevada corporation, hereinafter referred to as "Seller", hereinafter sometimes referred to individually as "Party" and collectively as "Parties".
2.    Recitals
      This Amendment No. 2 is made with reference to the following facts, among others:
      2.1  On June 15, 1984, Edison and Seller executed the Power
           Purchase Contract to provide the terms and conditions for the sale by Seller and the purchase by Edison of electrical power delivered by Seller to Edison at the Point of Interconnection from the 10,000 kW electrical generating facility located at Niland, California.
      2.2 On November 30, 1984, Edison and Seller amended the Power Purchase Contract to modify the (i) Nameplate rating, (ii) Contract Capacity and Estimated as- available capacity, (iii) Expected Annual Production,

           (iv) Expected Date of Firm Operation, (v) Estimated Contract Capacity Price, and (vi) definition of the First Period of the Contract Term as it applies in Section 3.1.
      2.3  Seller is a wholly owned subsidiary of Magma Power
           Company ("Magma").
      2.4 On January 22, 1986, Magma acquired an option to purchase the geothermal leaseholds described in and pursuant to the terms and conditions contained in the Option to Acquire Adjacent Geothermal Leasehold ("Option") among Magma, Imperial Energy Corporation,
           Niland Power, Inc., and Salton Sea Associates.
      2.5  On January 22, 1986, in conjunction with the Option,
           Imperial Energy Corporation assigned to Magma its
           rights, title and interest in the Power Purchase
           Contract between Edison and Imperial Energy
           Corporation, dated February 22, 1984, and amended on November 13, 1984 ("Imperial I Contract"). Edison consented to such assignment on March 12, 1986.
      2.6  On January 22, 1986, in conjunction with the option,
           Niland Power, Inc., assigned to Magma its rights,
           title, and interest in the Power Purchase Contract between Edison and Imperial Energy Corporation, dated
           April 16, 1985, which it acquired from Imperial Energy Corporation on September 9, 1985 ("Imperial II
           Contract"). Edison consented to said assignment on March 12, 1986.

           2.7 On February 10, 1986, Vulcan/BN Geothermal Power Company, of which Vulcan Power Company, a wholly owned subsidiary of Magma and an affiliate of Seller, is a partner, declared its 29,500 kW geothermal project at Niland in firm operation. Based on the successful development of its first project at Niland, Magma has concluded that its succeeding projects should be duplicates of that project.
      2.8 On March 14, 1986, Imperial Energy Corporation, Niland Power, Inc., and Salton Sea Associates assigned to Magma their rights, title and interest in those geothermal leaseholds described in and pursuant to the terms and conditions contained in the Option.
      2.9  The aforementioned Power Purchase Contracts provide for projects which will all be constructed and operated on contiguous sites.
      2.10 Concurrent with this Amendment No. 2, Edison and Magma have agreed to amend the Imperial I Contract and Imperial II Contract to effectively transfer Capacity to be purchased by Edison from the Power Purchase Contract and from Imperial II Contract to Imperial I Contract to account for the decrease in Capacity to be produced under the Power Purchase Contract.
      2.11 Seller, based on the aforementioned facts, desires to amend the Power Purchase Contract to reflect a change in the rating of the Seller's Generating Facility.
3.    Agreement
      The Parties agree to the following.

4.   Effective Date
      This Amendment No. 2 shall become effective upon execution by the Parties.
5.    Amendment to Section 1.2
      5.1 Subparagraph a. in Section 1.2 is deleted in its entirety and replaced with the following:
           "a.  Nameplate Rating:  38,000 kW."
      5.2  Add the following subparagraph "d."
           "d.  Generating Facility Designation:  Niland No. 3."
6.    Amendment to Section 1.3
      Section 1.3 is deleted in its entirety and replaced with the following:
           "1.3  Contract Capacity:  34,000 kW.
                 1.3.1  Estimated as-available capacity:  4,000 kW."
7.    Amendment to Section 1.4
      Section 1.4 is deleted in its entirety and replaced with the following:
           "1.4  Expected Annual Production:  238,272,000 kWh."
8.    Amendment to Section 1.5
      Section 1.5 is deleted in its entirety and replaced with the following:
           "l.5  Expected Date of Firm Operation:  June 1, 1989."
9.    Amendment to Section 1.8
      Subparagraph a. to Option B in Section 1.8 is deleted in its entirety.

      10.  Amendment to Section 3.1
      The first sentence in Section 3.1 is deleted in its entirety and replaced with the following:
           "The First Period of the Contract Term shall commence upon date of Firm Operation but not later than 5 years from the date of execution of this Contract."
11.   Amendment to Section 26
      Section 26 is deleted in its entirety and replaced with the following:
           "Seller shall be solely responsible, using all reasonable efforts, to negotiate and conclude all required transmission and interconnection agreements with the Interconnecting Utility. Such agreements shall provide for the transmission of electrical energy generated by the Generating Facility to the Point of Interconnection."
12.   Effect of this Amendment No. 2
      Except as amended herein, all terms, covenants and conditions contained in the Power Purchase Contract shall remain in full force and effect.

13.   Signature Clause
      The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 2 on the behalf of the Party for whom they sign. This
      Amendment No. 2 is hereby executed as of this 10 day of April, 1985.

                               SOUTHERN CALIFORNIA EDISON COMPANY


                                     By /s/ EDWARD A. MYERS, JR.
                                            Vice President




                               MAGMA ELECTRIC COMPANY



                                   By /s/ ANDREW W. HOCH
                                          Vice President